EXHIBIT 10.1

LIFECORE BIOMEDICAL, INC.
EQUITY INDUCEMENT PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Agreement (the “Agreement”) is made and entered into as of May 20, 2024 (the “Grant Date”) by and between Lifecore Biomedical, Inc., a Delaware corporation (the “Company”), and Paul Josephs (“you” or the “Participant”) pursuant to the Company’s Equity Inducement Plan (as it may be amended from time to time, the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan, which has been delivered to you and is incorporated into this Agreement by reference. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.
In consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties agree as follows:
1.Restricted Stock Units. Pursuant to the Plan, the Company hereby grants to you, and you hereby accept from the Company, 525,000 Stock Units (the “Restricted Stock Units”), on the terms and conditions set forth herein and in the Plan.
2.Vesting of Restricted Stock Units. So long as your Service continues, the Restricted Stock Units shall vest in accordance with the following schedule: (a) 25,000 of the Restricted Stock Units shall vest on the Grant Date and (b) 100,000 of the Restricted Stock Units shall vest on each of the first five anniversaries of the Grant Date.
3.Termination of Service. In the event of the termination of your Service for any reason, all unvested Restricted Stock Units shall be immediately forfeited without consideration except as provided in the Company’s Executive Change in Control Severance Plan (the “CIC Severance Plan”) and your Participation Notice dated May 20, 2024 under the CIC Severance Plan.
4.Settlement of Restricted Stock Units. Restricted Stock Units shall be automatically settled in Shares upon vesting pursuant to Section 2 above, provided that the Company shall have no obligation to issue Shares pursuant to this Agreement unless and until you have satisfied any applicable tax withholding obligations pursuant to Section 5 below. Issuance of such Shares shall be made as soon as reasonably practicable following the applicable vesting date, but in any event no later than March 15 of the year following which the Restricted Stock Units vest.
5.No 83(b) Election. You expressly acknowledge that because the award of Restricted Stock Units consists of an unfunded promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the award of Restricted Stock Units.
6.Withholding Taxes. You agree to make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations that arise in connection with the Restricted Stock Units. The Company shall not be required to issue Shares pursuant to this Agreement unless and until such obligations are satisfied.
7.Tax Advice. You represent, warrant and acknowledge that the Company has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING ANY RESTRICTED STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.
8.Non-Transferability of Restricted Stock Units. Except as permitted by applicable law, Restricted Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily or involuntarily or by the operation of law. However, this section shall not preclude you from designating a beneficiary who will receive the Shares underlying any vested Restricted Stock Units in the event of your death, nor shall it preclude a transfer of such Shares by will or by the laws of descent and distribution.
9.No Employment Rights. You understand, acknowledge and agree that nothing in this Agreement shall affect in any manner whatsoever the status of your Service or the right or power of the Company (or any Parent, Subsidiary, or Affiliate) to terminate your Service with the Company (or any Parent, Subsidiary, or Affiliate) at any time, for any such reason, with or without cause, in accordance with applicable law.

10.Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a stockholder of the Company unless and until you receive Shares upon settlement of vested Restricted Stock Units.
11.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.
12.Notices. All notices, communications and documents under this Agreement shall be in writing. All notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed to the Company’s principal executive office, Attention: Stock Administration. The current address of the Company’s principal executive office is:
Lifecore Biomedical, Inc.
3515 Lyman Blvd.
Chaska, MN 55318
All notices, communications, and documents intended for you and related to this Agreement, if not delivered by hand, shall be mailed to your address shown on the last page of this Agreement or such other address as you may specify by notice complying with this section. Notices, communications, and documents not delivered by hand shall be mailed by registered or certified mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received only when actually received.
13.Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors, and assigns of the parties hereto.
14.Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature to each such counterpart were upon a single instrument, and all counterparts shall be deemed an original of this Agreement.
15.Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
16.Signature; Entire Agreement. By executing this Agreement, you agree to be subject to the terms of the Plan and this Agreement. As of the Grant Date, this Agreement and the Plan, as well as the CIC Severance Plan and the related Participation Notice, set forth the entire understanding between you and the Company regarding this Award and supersede all prior oral and written agreements on that subject, including that certain Offer Letter between you and the Company dated March 20, 2024.
17.Securities Law Matters.
(a)You have been advised that this Award and the underlying Shares have not been registered under the Securities Act, or any state securities laws and, therefore, must be held indefinitely and cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available;
(b)You are receiving this Award and any Shares to be issued to you hereunder for your own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and you have no present intention of selling, granting any participation in, or otherwise distributing the same;
(c)You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of such acquisition, are able to incur a complete loss of such investment without impairing your financial condition and are able to bear the economic risk of such acquisition for an indefinite period of time;
(d)You understand and acknowledge that any certificates representing any Shares, and all certificates issued in exchange for or in substitution of such certificates, will bear, upon the original issuance of the Shares and until the legend is no longer required under applicable requirements of the Securities Act or applicable state securities laws, a legend with respect to the transfer restrictions described herein;
(e)You understand and acknowledge that the Company is not obligated to file and has no present intention of filing with the SEC or with any state securities administrator any registration statement in respect of resales of any Shares underlying this Award;

(f)You are familiar with the provisions of Rule 144 under the Securities Act as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions;
(g)You further understand that at the time you wish to sell the Shares underlying this Award, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, you may be precluded from selling such Shares under Rule 144 even if the minimum holding period requirement had been satisfied;
(h)You acknowledge that you have been afforded the opportunity (i) to ask such questions as you deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Award, and (ii) to consult your own tax, legal and financial advisors regarding this Award;
(i)You acknowledge and agree that in making the decision to accept this Award, you have not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in this Agreement and in the attachments and exhibits to this Agreement, including the Plan; and
(j)You acknowledge that the representations and warranties and agreements contained herein are made by you with the intent that they may be relied upon by the Company in determining your eligibility to acquire this Award and the Shares subject to this Award, as applicable. You further agree that by accepting this Award, you will be representing and warranting that the foregoing representations and warranties are true as at the time that the Shares are delivered with the same force and effect as if they had been made by you at the delivery time, and that they will survive the acquisition by you of this Award and the underlying Shares and will continue in full force and effect notwithstanding any subsequent issuance (if applicable) or disposition by you of this Award and the underlying Shares, as applicable.
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(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 20th day of May, 2024.

LIFECORE BIOMEDICAL, INC.

By:    /s/ Craig Barbarosh
Craig Barbarosh
Chair of the Board of Directors

PARTICIPANT: Paul Josephs

By:    /s/ Paul Josephs
    (Signature)